UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2007

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 13, 2007, Sunrise Telecom Incorporated and its wholly-owned subsidiary Sunrise Telecom Broadband, Inc. (collectively, the Company”) entered into a Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (the “Bank”), under which the Company has access to a $10 million secured revolving credit and letter of credit facility. Principal amounts outstanding under the revolving line of credit bear interest at the Bank’s prime rate of interest, which was 8.75% at August 13, 2007. The Company has pledged substantially all of its assets to the Bank to secure payment and performance of its obligations under the Agreement. The Agreement also contains customary affirmative and negative covenants principally relating to use and disposition of assets, tangible net worth and the satisfaction of a quick ratio test, and customary events of default. The Agreement expires on August 13, 2008. As of the date of this report, there is no principal amount outstanding under the Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Loan and Security Agreement dated as of August 13, 2007, among Silicon Valley Bank, Sunrise Telecom Incorporated and Sunrise Telecom Broadband, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED
(Registrant)

Date: August 13, 2007	By:	/s/ RICHARD D. KENT
RICHARD D. KENT
CHIEF FINANCIAL OFFICER

Exhibit Index

Exhibit No.	Description
10.1	Loan and Security Agreement dated as of August 13, 2007, among Silicon Valley Bank, Sunrise Telecom Incorporated and Sunrise Telecom Broadband, Inc.